SCHEDULE 14A
                                 (Rule 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement             [ ]  Confidential, for Use of the
                                                  Commission Only (as
[X]  Definitive Proxy Statement                   permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                                THE BUCKLE, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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the Form or Schedule and the date of its filing.
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

                                THE BUCKLE, INC.



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 28, 2004





To Our Stockholders:

The Annual Meeting of Stockholders of The Buckle, Inc. will be held at the Holiday Inn, Kearney, Nebraska, on Friday, May 28, 2004 at 10:00 A.M., for the following purposes:

     1. To elect a Board of Directors. The Board of Directors intends to nominate the following persons, each of whom currently serves as a Board member: Daniel J. Hirschfeld, Dennis H. Nelson, Karen B. Rhoads, James E. Shada, Robert E. Campbell, William D. Orr, Ralph M. Tysdal, Bill L. Fairfield, Bruce L. Hoberman and David A. Roehr.
     2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for fiscal year ending January 29, 2005.
     3.   To approve the Company's 2004 Management Incentive Plan
     4.   To approve an Amendment to the Company's 1997 Executive Stock Option
          Plan.
     5. To approve Performance Based Awards granted pursuant to the Company's 1998 Restricted Stock Plan
     6.   To approve an amendment to the Company's 1998 Employee Stock Option
          Plan
     7. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 26, 2004, are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

A copy of the Company's annual report is being mailed with this proxy statement to stockholders entitled to notice of this meeting.

By Order of the Board of Directors,



Kyle L. Hanson, Secretary

April 23, 2004







      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                THE BUCKLE, INC.
                              2407 West 24th Street
                                Kearney, NE 68845


                    PROXY STATEMENT FOR THE ANNUAL MEETING OF
                      SHAREHOLDERS TO BE HELD MAY 28, 2004

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Buckle, Inc. ("the Company") for use at the Annual Meeting of Shareholders of the Company to be held May 28, 2004, or at any adjournments of said meeting (the "Meeting"). The enclosed form of proxy, if executed, may nevertheless be revoked at any time insofar as it has not been exercised. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any directions noted thereon; or if no direction is indicated, it will be voted in favor of the proposals set forth in the notice attached hereto.

         The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of stock. In addition to the use of mail, proxies may be solicited by personal interview, by telegram or by telephone. Copies of the Proxy Statement and proxy form will be first provided to shareholders on April 28, 2004.

                               VOTING INFORMATION

         As of March 26, 2004, the Company has outstanding 21,550,980 shares of Common Stock. Each share of Common Stock is entitled to one vote. Only holders of Common Stock of record on March 26, 2004 will be entitled to vote at the Annual Meeting of Shareholders. A holder of Common Stock is entitled to cumulate his or her votes in the election of directors and may give one or more candidates as many votes as the number of directors to be elected multiplied by the total number of shares owned by such shareholder. Under Nebraska law there are no conditions precedent to the exercise of cumulative voting rights. On all other matters which may come before the Meeting, each holder of Common Stock will be entitled to one vote for each share owned.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

Principal Shareholders
----------------------

         As of March 26, 2004, the Common Stock was held of record by 375 shareholders. The following table sets forth certain information concerning the beneficial ownership of Common Stock by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, by each director, and by all executive officers and directors as a group, as of March 26, 2004. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock assuming the exercise of all outstanding Options, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.

Name of Beneficial Owner                           Shares of Common Stock
------------------------------------------------------------------------------------------------
                               Sole Voting and      Shared Voting and        Right to
                               Investment Power    Investment Power (1)     Acquire (2)  Percent
                               ----------------    --------------------     -----------  -------
Daniel J. Hirschfeld              12,900,000                     0                    0   59.86%
Dennis H. Nelson                     885,858                32,539              523,800    6.21%
James E. Shada                       100,318                 1,500              165,700    1.15
Karen B. Rhoads                       27,655                   582              182,510     *
Bill L. Fairfield                        600                     0               11,550     *
Robert E. Campbell                     3,400                     0               12,450     *
William D. Orr                         1,500                     0                2,250     *
Ralph M. Tysdal                        5,900                     0               12,450     *
Bruce L. Hoberman                      1,000                     0                7,800     *
David A. Roehr                             0                     0                7,800     *
All executive officers and
  directors as a group (14)       13,961,463                36,183            1,217,640   65.55%

*  Less than 1%
(1) These amounts include shares owned within participants' 401(k) accounts for which the voting power is held by Wells Fargo Bank, N.A. Share amounts include Dennis H. Nelson with 1,439 and all executive officers as a group with 2,120.
(2) These amounts represent shares as to which the named individual has the right to acquire through exercise of options which are exercisable within the next 60 days.


                                   Proposal 1

                              ELECTION OF DIRECTORS

         Directors will be elected at the May 28, 2004 Annual Meeting to serve until the next Annual Meeting and until their successors are elected and qualified. The By-laws of the Company provide that ten directors are to be elected.

         The Board of Directors recommends the election of the ten nominees listed below. In the absence of instructions to the contrary, shares represented by the Proxy will be voted for the election of all such nominees to the Board of Directors. The Board of Directors has no reason to believe that any of these nominees will be unable to serve. However, if any nominee should for any reason be unavailable to serve, the proxies will be voted for the election of such other person to the office of Director as the Board of Directors may recommend in place of such nominee. Set forth below is certain information concerning the nominees which is based on data furnished by them.

         Daniel J. Hirschfeld, age 62. Mr. Hirschfeld is Chairman of the Board of the Company. He has served as Chairman of the Board since April 19, 1991. Prior to that time, Mr. Hirschfeld served as President and Chief Executive Officer. Mr. Hirschfeld has been involved in all aspects of the Company's business, including the development of the Company's management information systems.

         Dennis H. Nelson, age 54. Mr. Nelson is the President and Chief Executive Officer and a Director of the Company. He has served as President and Director since April 19, 1991. Mr. Nelson was elected as Chief Executive Officer by the Board of Directors on March 17, 1997. Mr. Nelson began his career with the Company in 1970 as a part-time salesman while he was attending Kearney State College (now the University of Nebraska - Kearney). While attending college, he became involved in merchandising and sales supervision for the Company. Upon graduation from college in 1973 Mr. Nelson became a full-time employee of the Company and he has worked in all phases of the Company's operations since that date. Prior to his election as President and Chief Operating Officer on April 19, 1991, Mr. Nelson performed all of the functions normally associated with those positions.

         Karen B. Rhoads, age 45. Ms. Rhoads is the Vice-President - Finance and a Director of the Company, and is the Chief Financial Officer. Ms. Rhoads was elected a Director on April 19, 1991. She worked in the corporate offices during college, and later worked part-time on the sales floor. Ms. Rhoads practiced as a CPA for 6 1/2 years, during which time she began working on tax and accounting matters for the Company as a client. She has been employed with the Company since November, 1987.

         James E. Shada, age 48. Mr. Shada is the Executive Vice-President - Sales and a Director of the Company. Mr. Shada was elected Vice President of Sales on April 19, 2001 and then Executive Vice President of Sales on May 31, 2001. He was elected as a Director on March 11, 2002. Mr. Shada began his career with the Company in November of 1978 as a part-time salesman while attending Kearney State College (now the University of Nebraska - Kearney). He later served as store manager for the Company before returning to the corporate office in 1985 as the Company's sales manager. He is also involved in other aspects of the business including site selection and development and education of personnel as store managers and as area and district managers.

          Robert E. Campbell, age 61. Mr. Campbell has been a Director of the Company since July 1, 1991. Since 1985, Mr. Campbell has served as Chairman and Chief Executive Officer, and currently also President, of Miller & Paine, a company which owns and manages office and retail properties in Lincoln, Nebraska. Before 1988, Miller & Paine owned and operated department stores in Lincoln and Grand Island, Nebraska, which were sold to Dillards Department Stores, Inc. Since September 1997, Mr. Campbell has also served as Development Officer for the Madonna Foundation, which supports the Madonna Rehabilitation Hospital in Lincoln, Nebraska.

         William D. Orr, age 69. Mr. Orr has been a Director of the Company since July 1, 1991. He retired in 1997 from Woodmen Accident & Life Company, an insurance company in Lincoln, Nebraska where he had served as Senior Vice President, Agency and Marketing Operations since 1987 and he had worked for Woodmen since 1960.

          Ralph M. Tysdal, age 66. Mr. Tysdal has served as a Director of the Company since July 1, 1991. Mr. Tysdal retired in 2002. He previously owned and operated McDonald's restaurants in Broken Bow, North Platte and Ogallala, Nebraska. He began his McDonald's ownership in 1978.

         Bill L. Fairfield, age 57. Mr. Fairfield has served as a Director of the Company since May 30, 1996. Mr. Fairfield is currently the Chairman of DreamField Capital Ventures, LLC, a company focused on economic development of the Mid-Plains region through management services and venture capital assistance. Mr. Fairfield is also the Executive Vice President of Sitel Corporation and serves on their Board of Directors. From 1991 until October 2000, Mr. Fairfield was President and Chief Executive Officer of Inacom Corp., a technology management services company. Prior to 1991 Mr. Fairfield was CEO of Valcom, the predecessor company to Inacom Corp.

         Bruce L. Hoberman, age 57. Mr. Hoberman has served as a Director of the Company since June 2, 2000. He is currently the CEO of Proxibid, Inc., an internet auction service provider and a member of the MSI Board of Directors. Mr. Hoberman was the Founder and President of Homer's, Inc., a retail chain and distribution company, based in Omaha, Nebraska, from 1971-1993.

         David A. Roehr, age 47. Mr. Roehr has served as a Director of the Company since September 18, 2000. Mr. Roehr is Executive Vice President of Cabela's, Inc., a position he has held since July 2003. Prior to that, he had served as President and CFO of Cabela's, Inc., the world's foremost outfitter of hunting, fishing, camping and outdoor gear, headquartered in Sidney, Nebraska. Mr. Roehr also serves as Chairman and President of World's Foremost Bank, a bank subsidiary of Cabela's, headquartered in Lincoln, Nebraska. He has been employed by Cabela's since 1994. Prior to Mr. Roehr's association with Cabela's, he served as a tax partner at Grant Thornton, LLP in Lincoln, Nebraska where he practiced public accounting from 1981 - 1994.

         Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

Corporate Governance
--------------------

         The Company is a "Controlled Company." Because as of March 1, 2004,
         ------------------------------------
Daniel J. Hirschfeld, the Chairman of the Board, owned and controlled approximately 60% of the voting power of the Company's common stock, the Company is a "controlled company" under the New York Stock Exchange Corporate Governance Standards (the "NYSE Standards"), and the Board of Directors has chosen to take advantage of all of the exemptions available to "controlled companies" under section 303A of the NYSE Standards. The Company is exempt from the requirements:

         1. to have a majority of independent directors (although the Board of Directors has determined that a majority of the Company's directors and nominees are independent under the NYSE Standards);

         2. to have a nominating/corporate governance committee composed entirely of independent directors; and

         3. to have a compensation committee with a written charter meeting the NYSE Standards which is composed entirely of independent directors (although the Company has had a compensation committee composed entirely of independent directors since immediately prior to the Company's initial public stock offering in 1992).

Board Committee Charters
------------------------

         The Charter for the Company's Audit Committee is available free of charge as set forth in the Report of the Audit Committee appearing later in this Proxy Statement. When and if a written Charter for the Compensation Committee is adopted, that Charter will also be posted on the Company's website at www.buckle.com.

Corporate Governance Guidelines
-------------------------------

         The Board of Directors has recently adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities. The Corporate Governance Guidelines are available free of charge on the Company's website at www.buckle.com or upon written request to the Corporate Secretary, The Buckle, Inc., P.O.Box 1480, Kearney, NE 68848.

Code of Ethics
--------------

         The Company has a Code of Ethics that applies to all teammates, including the chief executive officer, the chief financial officer and the principal accounting officer, as well as all members of the Board of Directors. The Code of Ethics is available free of charge on the Company's website at www.buckle.com or upon written request to the Corporate Secretary, The Buckle, Inc., P.O. Box 1480, Kearney, NE 68848.

Independence
------------

         The Board has determined that all non-employee Directors of the Company, comprising six of the ten members of the Board, are independent under NYSE Standards. In addition, all committee members, other than the Executive Committee members, meet the applicable independence requirements of the NYSE Standards, even though the Company is exempt from some of those Standards.

Executive Sessions of Non-Management Directors
----------------------------------------------

         The Company's independent Directors meet separately in executive session without employee Directors or representatives of management at each regularly scheduled quarterly meeting of the Board.

Stockholder Communication with the Board of Directors
-----------------------------------------------------

         Stockholders or other interested parties may contact the Board of Directors, or the non-employee Directors as a group, at the following address:

Board of Directors or Outside Directors
The Buckle, Inc.
P.O. Box 1480 Kearney, NE 68848

         Communications regarding accounting, internal accounting controls or auditing matters may also be reported to the Company's Board of Directors using the above address or through The Buckle Ethics Hotline. Information about how to contact The Buckle Ethics Hotline is also available on the Company's website at www.buckle.com and in the Company's Code of Ethics.

Company Website

         Information on the Company's website is not incorporated by reference into this Proxy Statement.

Meetings and Committees of the Board
------------------------------------

         During fiscal 2003, four meetings of the Board of Directors, nine meetings of the Executive Committee, eight meetings of the Compensation Committee and seven meetings of the Audit Committee were held. No Director was absent from more than twenty-five percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he or she served. The Company has no nominating committee, but it does have the following standing committees:

               Executive Committee. The Executive Committee has the power and authority of the Board of Directors to manage the affairs of the Company between meetings of the Board of Directors. The Executive Committee establishes compensation for all non-officer employees of The Company. The Committee also regularly reviews significant corporate matters and recommends action as appropriate to the Board. Members of the Executive Committee presently are Daniel J. Hirschfeld, Dennis H. Nelson, and Karen
     B. Rhoads.

               Audit Committee. The Audit Committee meets with the Company's chief financial officer and independent accountants to review the scope of auditing procedures and the policies relating to internal accounting procedures and controls and to review the Company's public financial statements. The current members of such committee are William D. Orr, Robert E. Campbell, Bill L. Fairfield, Ralph M. Tysdal, Bruce L. Hoberman and David A. Roehr.

               Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding officer compensation. The Compensation Committee also administers the Company's 1991 Stock Incentive Plan, the Company's Non-Qualified Stock Option Plan and Agreement with Dennis Nelson, the Company's 1991 Non-Qualified Stock Option Plan, the Company's 1993 Executive Stock Option Plan, the Company's 1995 Executive Stock Option Plan, the 1995 Management Incentive Plan, the 1997 Executive Stock Options Plan, the 1997 Management Incentive Plan, the 1998 Management Incentive Plan, the 1999 Management Incentive Plan and the 2002 Management Incentive Plan. The current members of the Compensation Committee are Bill L. Fairfield, Robert E. Campbell, William D. Orr, Ralph
     M. Tysdal, Bruce L. Hoberman and David A. Roehr.

Director Compensation
---------------------

         For their services as Directors in fiscal 2003, the members of the Board of Directors who are not employees of the Company were paid $9,000 annually and $1,500 for each quarterly board meeting they attended and $500 for each telephonic meeting held for the board or any committee thereof.

         In addition, each non-employee Director (defined as a Director of the Company who is not an officer or employee of the Company or any Subsidiary) is annually granted options to purchase shares of Common Stock of the Company. Options to purchase 3,000 shares will be granted to each non-employee Director on the first day of the Company's fiscal year. In addition, each non-employee Director is granted an option to purchase 300 shares on the date such Director is first elected to the Board of Directors of the Company. All options have a term of ten years from the date of grant and are exercisable 25 percent immediately, with an additional 25 percent being exercisable on each of the first three successive anniversaries of the date of the grant. The exercise price for each option is the fair market value of a share on the date of grant. Fair market value means the average of the highest and lowest quoted selling price of a share of Common stock as reported on New York Stock Exchange. There are no family relationships among any of the Directors or Officers of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers, directors and greater than 10% shareholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representations by any of them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Company's Reporting Persons during and with respect to fiscal 2003 have been complied with on a timely basis, except that one report on Form 4 was filed late by each of Bill L. Fairfield, Bruce L. Hoberman, William D. Orr, Karen B. Rhoads, David A. Roehr and Patricia K. Whisler and two reports on Form 4 were filed late by each of Robert E. Campbell, Daniel J. Hirschfeld, Dennis H. Nelson, Kari G. Smith and Ralph M. Tysdal.

                                   Proposal 2

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

         For the years ended January 31, 2004 and February 1, 2003, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively "Deloitte & Touche"). Subject to stockholder ratification, the Audit Committee has re-appointed the firm of Deloitte & Touche LLP, Certified Public Accountants, as independent auditors to audit the accounts of the Company for the fiscal year 2004, Deloitte & Touche LLP has served as the independent auditors of the Company since December, 1990.

         The Board of Directors recommends that stockholders vote "FOR" such ratification. Unless contrary instructions are given, the proxies solicited by the Board of Directors will be voted "FOR" such ratification. Ratification will require affirmative vote of holders of a majority of the Common Stock present or in proxy, at the meeting.

         Audit and audit-related fees aggregated $178,275 and $102,600 for the years ended January 31, 2004 and February 1, 2003, respectively and were composed of the following:
Audit Fees

         The aggregate fees billed for the audit of the Company's annual financial statements for the fiscal years ended January 31, 2004 and February 1, 2003 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year were $128,410 and $94,600, respectively.

Audit-Related Fees
------------------

         The aggregate fees billed for Audit-Related services for the fiscal years ended January 31, 2004 and February 1, 2003 were $49,865 and $8,000, respectively. These fees relate to work in assisting with the Company's 404 readiness during the fiscal year ended January 31, 2004 and for the audit of the Company's 401(k) Profit Sharing Plan for the plan years ended January 31, 2004 and 2003.

Tax Fees
--------

         The aggregate fees billed for tax services for the fiscal years ended January 31, 2004 and February 1, 2003 were $41,816 and $49,129, respectively. These fees relate to preparation of the state and federal income tax returns and work related to electing change in accounting methods for certain income tax items for the fiscal year ended January 31, 2004 and relate to preparation of the state and federal income tax returns, work related to electing change in accounting methods for certain income tax items, and work related to the like-kind exchange of the corporate aircraft for the fiscal year ended February 1, 2003.

All Other Fees
--------------

         The aggregate fees for services not included above were $0 and $0, respectively, for the fiscal years ended January 31, 2004 and February 1, 2003.

         One or more representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.


                                   Proposal 3

                        PROPOSAL TO APPROVE THE COMPANY'S
                         2004 MANAGEMENT INCENTIVE PLAN


         The Board of Directors believes that the continued success of the Company depends on its ability to attract, retain and motivate key employees. Accordingly, the Compensation Committee of the Board of Directors has reviewed the Company's executive incentive compensation program and recommends that the Company's shareholders approve the 2004 Management Incentive Plan (the "2004 Incentive Plan). In order for payment of certain incentive awards to be deductible under the current Internal Revenue Code (the "Code'), such awards must be paid under a plan like the 2004 Incentive Plan which has been approved by the shareholders. The 2004 Incentive Plan is set forth in Exhibit "A" to this Proxy Statement. The following discussion is qualified in its entirety by reference to the text of the 2004 Incentive Plan.

Background.
----------

         The 2004 Incentive Plan is modeled after the 2003 Management Incentive Plan approved by the Shareholders of the Company at the annual meeting held in 2003 (the "2003 Incentive Plan"). The 2003 Incentive Plan was designed to motivate the Company's key employees to improve stockholder value by linking a portion of their compensation to the Company's financial performance. The 2003 Incentive Plan was a one-year plan. The 2004 Incentive Plan is also a one-year plan.

         In recent years the Compensation Committee has been working with the executive officers to change the compensation philosophy. In previous years, both options and shares of restricted stock were added to incentive programs, although restricted stock was eliminated in the 2002 Incentive Plan. The goals of the Compensation Committee with regard to cash compensation have been and continue to be:

         o        to establish base salaries at a competitive level;
         o to establish a cash bonus program that rewards exceptional performance;
         o to eliminate cash bonuses based upon participation in the first dollar of profits; and
         o to eliminate an automatic and mathematical bonus in the event that the Company's performance does not at least equal performance for the immediately preceding fiscal year.

The Compensation Committee believes that the 2004 Management Incentive Plan accomplishes the goals which the Committee sought to achieve by the adoption of the 2003 Management Incentive Plan.

Description of the Incentive Plan.
---------------------------------

         The 2004 Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee must be comprised solely of Directors who are "outside Directors" as defined in Section 162(m) of the Code. The 2004 Incentive Plan encompasses two types of incentive.

         o        an annual Cash Award; and
         o an annual grant of Stock Options pursuant to the 1997 Executive Stock Option Plan.

The Committee's powers include authority, within the limitations set forth in the 2004 Incentive Plan, to:

         o        select the persons to be granted Cash Awards and Options;
         o determine the time when Cash Awards and Options will be granted;
         o determine whether objectives and conditions for earning Cash Awards and Options have been met;
         o determine whether payment of Cash Awards and Options will be made at the end of an award period or deferred; and
         o approve discretionary year-end cash incentives for extraordinary events.

         Any employee of the Company whose performance the Committee determines can have a significant effect on the success of the Company - designated a Key Employee by the Plan - will be granted annual incentive Cash Awards under the 2004 Incentive Plan. Because the number of Key Employees may change over time and because the selection of participants is discretionary, it is impossible to determine the number of persons who will be eligible for awards under the 2004 Incentive Plan during its term. However, it is anticipated that six persons will receive Cash Awards for fiscal 2004 under the 2004 Incentive Plan.

         The 2004 Incentive Plan includes the creation of a Bonus Pool as a Cash Incentive for executives. This Bonus Pool will be calculated based upon dollars of growth in key performance categories compared to the Base Year amounts, multiplied by the applicable percentage amounts as outlined in the Plan and multiplied by a factor determined by the growth in Pre-Bonus Net Income (the "Pre-Bonus Net Income Factor') (See Exhibit A). The applicable percentage amounts for the 2004 Incentive Plan include 8.5% of the increase in Same Store Sales, 5.0% of the increase in Gross Profit and 15.0% of the increase in Pre-bonus Net Income. The Base Year amounts are determined using the immediately preceding fiscal year for Same Store Sales and the prior three-year rolling average for the Gross Profit and Pre-Bonus Net Income. The Pre-Bonus Net Income Factor is 1.0 for growth in Pre-Bonus Net Income up to 5.99%; 0.95 for growth in Pre-Bonus Net Income of at least 6% and up to 7.99%; 0.90 for growth in Pre-Bonus Net Income of at least 8% and up to 11.99%; 0.85 for growth in Pre-Bonus Net Income of at least 12% and up to 14.99%; 0.80 for growth in Pre-Bonus Net Income of at least 15% and up to 19.99%; 0.75 for growth in Pre-Bonus Net Income of at least 20% and up to 24.99%; 0.70 for growth in Pre-Bonus Net Income of at least 25% and up to 29.99%; 0.64 for growth in Pre-Bonus Net Income of at least 30% and up to 39.99%; and 0.55 for growth in Pre-Bonus Net Income of 40% or greater. Bonus Pool awards pursuant to the 2004 Incentive Plan will be in addition to base salaries. Base salaries for fiscal 2004 for the executive officers included in the Summary Compensation Table are as follows:

             NAME                           BASE SALARY
             ----                           -----------
         Dennis H. Nelson                     $760,000
         James E. Shada                       $430,000
         Kari G. Smith                        $248,000
         Patricia K. Whisler                  $248,000
         Brett P. Milkie                      $250,000

Cash Awards.
-----------

         Each Participant in the Plan shall receive a Cash Award equal to 100% of the Participant's share of the Bonus Pool. The President's share of the Bonus Pool shall be 40.0%, and the share of each other Participant in the Bonus Pool shall be determined by the President prior to the first day of each Plan Year (or immediately upon adoption of the Plan).

         No payment of a Cash Award for the year may be made to an Executive until the Company's Same Store Sales, Gross Profit and Pre-Bonus Net Income for the year are certified by the Committee. A Participant shall not be entitled to receive payment of an Award unless such Participant is still in the employ of (and shall not have delivered notice of resignation to) the Company on the last day of the fiscal year for which the Cash Award is earned.

         Key Employees (defined to include any employee of the Company whose performance the Committee determines can have a significant effect on the success of the Company) will be granted annual incentive Cash Awards under the 2004 Incentive Plan. Because the number of Key Employees may change over time and because the selection of participants is discretionary, it is impossible to determine the number of persons who will be eligible for awards under the 2004 Incentive Plan during its term. However, it is anticipated that six persons will receive Cash Awards for fiscal 2004 under the 2004 Incentive Plan.

Options
-------

         Options will be granted to Participants pursuant to the 1997 Executive Stock Option Plan as of the last day of the fiscal year preceding the Plan Year for which the Options are granted. Options granted under the Plan will vest according to the same terms as the 1997 Management Incentive Plan. Those terms include a performance feature whereby one-half of the Options granted will vest over three years if a 10% increase in Pre-Bonus Net Income is achieved, and the second one-half of the Options granted vest over three years if a 30% increase in Pre-Bonus Net Income is achieved. If the performance goals are not met, the Options will ultimately vest after nine years and eleven months. This Plan has an "accelerator" feature for the Options so that vesting may occur sooner than the three years or nine years and eleven months, when and if the market price of the Company's stock doubles from the fair market value of the stock at the date of grant. All Options will also include a "reload" feature under this Plan.

Amendments.
----------

         The Committee may amend the 2004 Incentive Plan from time to time, provided that no amendment to the 2004 Incentive Plan shall be effective unless approved by the Company's shareholders, to the extent that such shareholder approval is required under Section 162(m) of the Code with respect to awards which are intended to qualify under that Section.

New Plan Benefits.
-----------------

         No Cash Awards have been granted under the 2004 Incentive Plan, and it is not determinable what Cash Awards will be received by any employee under the 2004 Incentive Plan. However, the following table provides information concerning the Cash Award and Options that would have been received by each of the following persons and groups for the last completed fiscal year had the 2004 Incentive Plan been in effect.

                                NEW PLAN BENEFITS
                                -----------------
                         2004 Management Incentive Plan

     -------------------------------------------------------------------------
                                                      Cash
     Name and Position                                Award           Options
     -------------------------------------------------------------------------
     Dennis H. Nelson,
     President & CEO                                 465,231          103,500
     -------------------------------------------------------------------------
     James E. Shada,
     Executive Vice-President Sales                  232,616           51,750
     -------------------------------------------------------------------------
     Kari G. Smith,
     Vice-President Sales                             98,862           25,200
     -------------------------------------------------------------------------
     Patricia K. Whisler,
     Vice-President Women's Merchandising             98,862           25,200
     -------------------------------------------------------------------------
     Brett P. Milkie,
     Vice-President Leasing                           98,862           25,200
     -------------------------------------------------------------------------

     -------------------------------------------------------------------------

     All Executive Officers                        1,098,772          260,550
     -------------------------------------------------------------------------
     Non-Executive Officer
     Directors (0 persons)                                -0-              -0-
     -------------------------------------------------------------------------

         Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.


With respect to Proposal 3, the Board of Directors recommends that the shareholders vote FOR approval of the COMPANY'S 2004 MANAGEMENT INCENTIVE Plan.


                                   Proposal 4

                        PROPOSAL TO APPROVE AMENDMENT TO
                      THE 1997 EXECUTIVE STOCK OPTION PLAN

         The Board of Directors of the Company has adopted, subject to shareholder approval, the following Amendment to the 1997 Executive Stock Option Plan (the "Executive Plan"):

         An increase in the number of shares of Common Stock authorized for issuance under the plan from 2,375,000 shares of Common Stock to 2,600,000 shares of Common Stock and an extension of the term of the plan for five years.

Description of the 1997 Executive Plan
--------------------------------------

         The 1997 Executive Plan is administered by the Compensation Committee of the Board of Directors, which Committee is composed of Directors who are not eligible to participate in the 1997 Executive Plan and who qualify as "non-employee directors" as contemplated by Rule 16(b)(3) adopted by the Securities and Exchange Commission and as "outside directors" under Section 162(m) of the Internal Revenue Code. The Compensation Committee has authority under the 1997 Executive Plan to grant awards of stock options or stock appreciation rights. Awards may be granted singly, in tandem or in combination, as the Compensation Committee determines. Awards of stock options granted under the 1997 Executive Plan will constitute non-qualified stock options under the Code. Non-employee Directors are not eligible to receive awards under the Executive Plan.

         A total of 2,375,000 shares of Common Stock are reserved for issuance under the 1997 Executive Plan. During the term of the 1997 Executive Plan no Participant may be granted options or stock appreciation rights for more than 750,000 shares, and, during any fiscal year, no Participant may be granted options or stock appreciation rights to more than 300,000 shares. Shares subject to the 1997 Executive Plan may be either authorized but unissued shares or treasury shares.

         The provisions governing the disposition of specific awards granted under the 1997 Executive Plan in the event of the retirement, disability, death or other termination of employment of the Participant, as well as the exercise period and exercise price of options, the restrictions and vesting requirements with respect to options and appreciation rights will be determined by the Compensation Committee at the time such awards are granted. The 1997 Executive Plan provides that the Compensation Committee can take certain actions to protect Participants' rights in the event of a change in control of the Company. The 1997 Executive Plan provides that the Committee may grant reload options in connection with an option grant under the Plan. If awarded in connection with a stock option, reload option rights would entitle the grantee of a stock option, upon exercise of that option through delivery or withholding of shares of Common Stock, to automatically be granted on the date of such exercise a new stock option (a "reload option") for that number of shares not greater than the number of shares delivered or withheld in payment of the option price of the original stock option, including shares delivered or withheld in payment of withholding taxes. The reload option would have an option price of not less than the fair market value of the Common Stock on its date of grant, an expiration date not later than the expiration date of the original stock option and other terms which are permissible for the grant of any other stock option under the 1997 Executive Plan.

Options are not transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code.

         The Compensation Committee may amend or terminate the 1997 Executive Plan. However, no such amendment or termination may impair any option or stock appreciation rights previously granted under the Plan. Shareholder approval is required for any amendment (i) which must be approved by shareholders under applicable law or the rules of any stock exchange on which shares of the Common Stock are traded, or (ii) which must be approved by shareholders in order to maintain the qualifications of the 1997 Executive Plan under Section 162(m) of the Internal Revenue Code. The 1997 Executive Plan was effective December 26, 1997 and will terminate on the fifth anniversary of the date the Plan was approved by the Compensation Committee unless extended as set forth in this proposal.

         Stock options granted pursuant to the 1997 Executive Plan will be taxed as non-qualified stock options. Generally, no income will be realized by the employee at the time the options or stock appreciation rights are granted. When the options are exercised, ordinary income in an amount equal to the excess of the fair market value of the shares over the option price will be realized. The holding period to determine whether at disposition any appreciation (or depreciation) after the options are exercised is treated as short-term or long-term capital gain or loss will begin on the date of exercise. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the employee in the year that such income becomes taxable. When stock appreciation rights are exercised, ordinary income in an amount equal to the amount paid to the employee pursuant to exercise of the stock appreciation right will be realized. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the employee in the year that such income becomes taxable.

Reason for Amendment

         The Executive Plan currently provides that 2,375,000 shares are reserved for issuance upon the exercise of options. As of January 31, 2004, options covering 2,192,850 shares were outstanding and only 182,150 shares remained available for option grants. Therefore, in order to continue the current Executive Compensation Plan, it will also be necessary to increase the number of shares available for issuance. The Board of Directors recommends that an additional 225,000 shares of Common Stock be added to the Plan's reserve and that the term of the plan be extended for five years.

Shareholder Action

         The Board of Directors believes that the above-described Amendment to the Executive Plan is appropriate and consistent with the Company's objectives of attracting and retaining executives of outstanding competence and aligning their interests with those of the shareholders of the Company. Accordingly, the Board believes that approval of the Amendment is in the best interest of the Company and its shareholders.

         Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

WITH RESPECT TO PROPOSAL 4, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1997 EXECUTIVE STOCK OPTION PLAN.

                                   PROPOSAL 5

      PROPOSAL TO APPROVE PERFORMANCE-BASED AWARDS GRANTED PURSUANT TO THE
                      COMPANY'S 1998 RESTRICTED STOCK PLAN

         On June 26, 2003, the Compensation Committee approved grants of restricted stock to certain executive officers of the Company, as follows:


                   Name                    Number of Restricted Shares
                   ----                    ---------------------------

                   Dennis Nelson                           154,400

                   Pat Whisler                               5,404

                   Pam Vasey                                 3,860

                   Kari Smith                                3,088

                   Karen Rhoads                              3,088

         The restricted shares were granted subject to a performance feature that required that the Company's earnings per share for the second, third and fourth quarters of the 2003 fiscal year be at least $1.15. Earnings per share were to be computed before giving effect to the current grant of restricted shares. The grant of restricted shares provided that if the performance targets were met, then the restricted shares would vest at the end of the 2004 fiscal year. If the performance targets were not met, the shares would be forfeited. The restricted shares were granted subject to shareholder approval of the performance goals.

         You are being asked to approve the terms of the performance goals. This approval is required under the Internal Revenue Code and Internal Revenue Service Regulations (the "Code") in order to preserve the Company's federal income tax deduction with respect to the grant of these restricted shares. The terms of the Restricted Share Plan, pursuant to which the restricted shares were granted, were approved by our shareholders when the Plan was adopted in 1998.

Purpose of Proposal.
-------------------

         As discussed in the Report of the Compensation Committee in this Proxy Statement, the Company generally seeks to preserve its ability to claim tax deductions for compensation paid to executives to the greatest extent practicable. Section 162(m) of the Code sets limits on the Company's federal income tax deduction for compensation paid in any taxable year to an individual who, on the last day of the taxable year, was (i) the Chief Executive Officer or
(ii) among the four other highest-compensated executive officers whose compensation is reported in the Summary Compensation Table of the Proxy Statement. "Qualified performance-based compensation" which can include compensation from stock options, cash awards and certain grants of restricted stock, is not subject to this deduction limit, and therefore is fully deductible, if certain conditions are met. One of the conditions is shareholder approval of the material terms of the performance goals under which the compensation is paid.

         The restricted shares granted by the Compensation Committee on June 26, 2003, were granted subject to the condition that the shareholders approve the performance features.

Material terms of the performance goals.
---------------------------------------

         Under the grant of restricted shares, the performance goals applied to the second, third and fourth quarters of the 2003 fiscal year, and required that the earnings per share for each quarter be at least $1.15 per share. The restricted shares were granted to the executive officers named above. The Compensation Committee of the Board of Directors has determined following completion of the fiscal year that the performance goals have been met, and the Compensation Committee has certified that decision to the Board of Directors.

         Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

WITH RESPECT TO PROPOSAL 5, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE PERFORMANCE-BASED AWARDS GRANTED PURSUANT TO THE COMPANY'S 1998 RESTRICTED STOCK PLAN.


                                   Proposal 6

                      PROPOSAL TO APPROVE AMENDMENT TO THE
                         1998 EMPLOYEE STOCK OPTION PLAN

         The Board of Directors of the Company has adopted, subject to shareholder approval, the following Amendment to the 1998 Employee Stock Option Plan (the "1998 Employee Plan"):

         An increase in the number of shares of Common Stock authorized for issuance under the plan from 450,000 shares of Common Stock to 480,000 shares of Common Stock and an extension of the term of the plan for one additional year.

Description of the 1998 Employee Plan

         The 1998 Employee Plan is administered by the Compensation Committee of the Board of Directors, which Committee is composed of Directors who are not eligible to participate in the 1998 Employee Plan and who qualify as "non-employee directors" as contemplated by Rule 16(b)(3) adopted by the Securities and Exchange Commission and as "outside directors" under Section 162(m) of the Internal Revenue Code. The Compensation Committee has authority under the 1998 Employee Plan to grant awards of stock options. Awards of stock options granted under the 1998 Employee Plan will constitute non-qualified stock options under the Code. Non-employee Directors and executive officers of the Company are not eligible to receive awards under the 1998 Employee Plan.

         A total of 450,000 shares of Common Stock are reserved for issuance under the 1998 Employee Plan. Shares subject to the 1998 Employee Plan may be either authorized but unissued shares or treasury shares.

         The provisions governing the disposition of specific awards granted under the 1998 Employee Plan in the event of the retirement, disability, death or other termination of employment of the Participant, as well as the exercise period and exercise price of options, the restrictions and vesting requirements with respect to options will be determined by the Compensation Committee at the time such awards are granted. The 1998 Employee Plan provides that the Compensation Committee can take certain actions to protect Participants' rights in the event of a change in control of the Company. The 1998 Employee Plan provides that the Committee may grant reload options in connection with an option grant under the Plan. If awarded in connection with a stock option, reload option rights would entitle the grantee of a stock option, upon exercise of that option through delivery or withholding of shares of Common Stock, to automatically be granted on the date of such exercise a new stock option (a "reload option") for that number of shares not greater than the number of share delivered or withheld in payment of the option price of the original stock option, including shares delivered or withheld in payment of withholding taxes. The reload option would have an option price of not less than the fair market value of the Common Stock on its date of grant, an expiration date not later than the expiration date of the original stock option and other terms which are permissible for the grant of any other stock option under the 1998 Employee Plan.

         Options are not transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code.

         The Compensation Committee may amend or terminate the 1998 Employee Plan. However, no such amendment or termination may impair any option previously granted under the Plan. Shareholder approval is required for any amendment (i) which must be approved by shareholders under applicable law or the rules of any stock exchange on which shares of the Common Stock are traded, or (ii) which must be approved by shareholders in order to maintain the qualifications of the 1998 Employee Plan under Section 162(m) of the Internal Revenue Code. The 1998 Employee Plan was effective September 21, 1998 and terminates on the fifth anniversary of the date the Plan was approved by the Compensation Committee, unless extended as set forth in this Proposal.

         Stock options granted pursuant to the 1998 Employee Plan will be taxed as non-qualified stock options. Generally, no income will be realized by the employee at the time the options or stock appreciation rights are granted. When the options are exercised, ordinary income in an amount equal to the excess of the fair market value of the shares over the option price will be realized. The holding period to determine whether at disposition any appreciation (or depreciation) after the options are exercised is treated as short-term or long-term capital gain or loss will begin on the date of exercise. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the employee in the year that such income becomes taxable.

Reasons for Amendments

         The Employee Plan currently provides that 450,000 shares are reserved for issuance upon the exercise of options and that the plan expire five years after the date of approval by the Compensation Committee. As of March 26, 2004, options covering 112,630 shares were outstanding and only 103,034 shares remained available for option grants. Therefore, in order to fulfill grants for fiscal 2004, it will be necessary to increase the number of shares available for issuance and extend the term of the plan. The Board of Directors recommends that an additional 30,000 shares of Common Stock be added to the Plan's reserve and that the term of the plan be extended one year to include fiscal 2004.

Shareholder Action

         The Board of Directors believes that the above-described Amendment to the 1998 Employee Plan is appropriate and consistent with the Company's objectives of attracting and retaining employees of outstanding competence and aligning their interests with those of the shareholders of the Company. Accordingly, the Board believes that approval of the Amendment is in the best interest of the Company and its shareholders.

         Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

WITH RESPECT TO PROPOSAL 6, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1998 EMPLOYEE STOCK OPTION PLAN.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation
----------------------------------------------

          The following table provides certain summary information concerning compensation paid or accrued by the Company, to or on behalf of the Company's chief executive officer and each of the four other most highly compensated executive officers of the Company whose compensation exceeded $100,000 (determined as of the end of the last fiscal year) for the fiscal years ended January 31, 2004, February 1, 2003 and February 2, 2002:

                                                SUMMARY COMPENSATION TABLE
         ---------------------------------------------------------------------------------------------------
                                                                               Long Term
                                                                              Compensation
                                                                        -----------------------
                                          Annual Compensation                    Awards
         ---------------------------------------------------------------------------------------------------
         Name                                                           Restricted                 All Other
         and                                                              Stock                    Compen-
         Principal                                                        Awards       Options/    Sation
         Position            Year      Salary ($)    Bonus ($) (2)         ($)         SARs (#)    ($) (1)
         ---------------------------------------------------------------------------------------------------
         Dennis H.           2003      $ 740,000     $   465,231      $  1,484,941     103,500     $ 52,529
         Nelson              2002      $ 725,000     $   296,603      $          0     113,400     $ 50,090
         President           2001      $ 725,000     $   507,500      $          0     103,500     $ 54,117
         and CEO

         James E.            2003      $ 415,000     $   232,616      $          0      51,750     $ 17,593
         Shada               2002      $ 400,000     $   172,000      $          0      56,700     $ 17,040
         Executive Vice      2001      $ 240,000     $   168,000      $          0      13,860     $ 12,362
         President Sales

         Kari G.             2003      $ 240,000     $     98,862     $     29,699      25,200     $  6,046
         Smith               2002      $ 225,000     $     70,000     $          0      27,900     $  5,577
         Vice President      2001      $ 200,000     $     80,000     $          0      21,000     $  5,358
         Sales

         Patricia K.         2003      $ 225,000     $     98,862     $     51,973      25,200     $  6,069
         Whisler             2002      $ 210,000     $     70,000     $          0      27,900     $  5,546
         Vice President      2001      $ 200,000     $     80,000     $          0      25,200     $  5,342
         Women's
         Merchandising

         Brett P.            2003      $ 240,000     $     98,862     $          0      25,200     $ 12,334
         Milkie              2002      $ 210,000     $     70,000     $          0      27,900     $ 11,462
         Vice President      2001      $ 200,000     $     80,000     $          0      25,200     $ 11,680
         Leasing
         ---------------------------------------------------------------------------------------------------

     (1) These amounts include the Company's matching contribution into the 401(k) profit sharing plan for the plan years ended January 31, 2004, 2003 and 2002. The Company matched 50% of the employees' deferrals for each fiscal 2003, 2002 and 2001, not exceeding 6% of gross earnings and subject to dollar limits per Internal Revenue Code regulations. For fiscal 2003, 2002 and 2001, these amounts also include the Company's matching contribution into The Buckle, Inc. Deferred Compensation Plan, covering certain executive officers. The Company matched 50% of certain vice presidents' deferrals and 65% of the president's deferrals, not exceeding 6% of gross earnings.
     (2) The executive officers' bonuses for fiscal 2003 were calculated based upon the Company's 2003 Management Incentive Plan, as approved at the 2003 Annual Meeting of Stockholders. The executive officers' bonuses for fiscal 2002 were calculated based upon the Company's 2002 Management Incentive Plan, as approved at the 2002 Annual Meeting of Stockholders, and for fiscal 2001 the bonuses were calculated based upon the Company's 1999 Management Incentive Plan, as approved at the 1999 Annual Meeting of Stockholders. (See "Report of the Compensation Committee")


                      REPORT OF THE COMPENSATION COMMITTEE

         The Company is engaged in a highly competitive industry, with fashion, selection, quality, price, location, store environment and service being the principal competitive factors. In order to succeed, the Company believes that it must be able to attract and retain highly qualified executives. The Company emphasizes the promotion of store managers and other management personnel from within. The Company's compensation philosophy is that each member in a position to make the Company grow should be rewarded more highly than other team members. Historically, this compensation philosophy has been reflected in the Company's policy of basing compensation of its key sales and merchandising employees primarily on performance bonuses.

         For fiscal 2003, the compensation program for executive officers, including Mr. Nelson, who serves as President and Chief Executive Officer, consisted of:
     o   salary;
     o   incentive cash bonus, based upon the actual performance of the Company;
     o 401(k) plan, together with a supplemental non-qualified retirement plan to provide officers with a benefit more comparable to that being currently provided to other employees under the 401(k) plan;
     o   stock options; and
     o   performance based shares of restricted stock (see Proposal 5).
Stock options were paid and granted in accordance with the 2003 Management Incentive Plan which was previously approved by the Shareholders.

         Salary. Fiscal 2003 salaries for the executive officers were set in January of 2003, and were increased over the salaries paid for fiscal 2002. The salary amounts are reported in the Summary Compensation Table on page 10.

         Cash Awards.
         -----------

         The 2003 Management Incentive Plan, which was approved by the stockholders at the annual meeting in 2003, in addition to creating a Bonus Pool as a Cash Incentive for executive officers, granted the Compensation Committee discretion to grant year-end cash incentives for extraordinary events as may be determined by the Compensation Committee. The Bonus Pool for fiscal 2003 included 8.5% of the increase in Same Store Sales (as defined in the Plan), 5% of the increase in Gross Profit (as defined in the Plan) and 15% of the increase in Pre-Bonus Net Income. The base year amounts under the Plan are the immediately preceding fiscal year for Same Store Sales, and the prior three-year rolling average for the Gross Profit and Pre-Bonus Net Income.

         For fiscal 2003, the Company achieved the incentive goal in each of the following three criteria: Comparable Store Sales, Gross Profit and Pre-Bonus Net Income. The Bonus Pool, computed in accordance with the 2003 Management Incentive Plan, was $1,163,078, which was allocated among the executive officers as follows:

                  Dennis H. Nelson                     $465,231
                  James E. Shada                       $232,616
                  Brett Milkie                         $ 98,862
                  Patricia K. Whisler                  $ 98,862
                  Kari G. Smith                        $ 98,862

Stock Options.
-------------

         Options were granted pursuant to the 1997 Executive Stock Option Plan as of the last day of the fiscal year preceding the Plan Year for which the Options are granted. Options granted under the Plan vest according to the same terms as the 1997 Management Incentive Plan. Those terms include a performance feature whereby one-half of the Options granted will vest over three years if a 10% increase in Pre-Bonus Net Income is achieved, and the second one-half of the Options granted vest over three years if a 30% increase in Pre-Bonus Net Income is achieved. If the performance goals are not met the Options will ultimately vest after nine years and eleven months. This Plan includes an "accelerator" feature for the Options so that vesting may occur sooner than the three years or nine years and eleven months, when and if the market price of the Company's stock doubles from the fair market value of the stock at the date of the grant. All Options also include a "reload" feature under this Plan.

                  Dennis H. Nelson                    103,500
                  James E. Shada                       51,750
                  Kari G. Smith                        25,200
                  Patricia K. Whisler                  25,200
                  Brett Milkie                         25,200

         The Company did not achieve either performance goal for fiscal 2003, and thus all options granted to executive officers and others on February 1, 2003 will vest and become exercisable on January 2, 2013.

         The Compensation Committee has considered the application of the Internal Revenue Code which disallows a public company's deduction for top executive's compensation in the excess of $1,000,000. The Committee intends that all of the compensation payable to its executive officers be deductible for income tax purposes.

         This report was submitted by the Compensation Committee, which is comprised of:

                  Bill L. Fairfield                  William D. Orr
                  Robert E. Campbell                 Ralph M. Tysdal
                  Bruce L. Hoberman                  David A. Roehr


                          REPORT OF THE AUDIT COMMITTEE

         The audit committee currently consists of six members of the Board, each of whom is independent of the Company and its management, as defined by the New York Stock Exchange listing standards.

         In March 2000, the Board adopted a charter for the audit committee, a copy of which was attached as Appendix A to the Company's proxy statement for the meeting held in 2001. The charter specifies the scope of the audit committee's responsibilities and how it carries out those responsibilities. A copy of the Audit Committee Charter is also available free of charge on the Company's website, www.buckle.com, or upon written request to the Corporate Secretary, The Buckle, Inc., 2407 West 24th St., Kearney, NE 68845.

         The audit committee has reviewed and discussed the Company's January 31, 2004 audited financial statements with management and with Deloitte & Touche LLP, the Company's independent public accountants. The audit committee also has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

         The audit committee also has received from Deloitte & Touche LLP the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP their independence from the Company. The audit committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of Deloitte & Touche LLP.

         Based on the review and discussion referred to above, the audit committee recommended to the Board that the January 31, 2004 audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2004 to be filed with the Securities and Exchange Commission.

         This report was submitted by the Audit Committee of the Board, which is comprised of:

Bill L. Fairfield, Chairman
Robert E. Campbell
William D. Orr
Ralph M. Tysdal
Bruce L. Hoberman
David A.  Roehr


Option Grants in Last Fiscal Year
---------------------------------

The following table provides information on option grants in fiscal 2003 to the named executive officers.

      ---------------------------------------------------------------------------------------------
                                                                                        Grant Date
                             Individual Grants                                             Value
      ---------------------------------------------------------------------------------------------
                                           % of Total
                            Options/      Options/SARS       Exercise                      Grant
                              SARS         Granted to        or Base                        Date
                            Granted       Employees in        Price        Expiration     Present
             Name           (#) (1)      Fiscal year (2)      ($Sh)           Date       Value (3)
      ---------------------------------------------------------------------------------------------
      Dennis H.              103,500           20.36%         $16.60        2/1/13     $ 1,266,840
      Nelson

      James E.                51,750           10.18%         $16.60        2/1/13     $   633,420
      Shada

      Kari G.                 25,200            4.96%         $16.60        2/1/13     $   308,448
      Smith

      Patricia K.             25,200            4.96%         $16.60        2/1/13     $   308,448
      Whisler

      Brett P.                25,200            4.96%         $16.60        2/1/13     $   308,448
      Milkie

      ---------------------------------------------------------------------------------------------

      (1) The shares granted February 1, 2003 at $16.60 become fully vested as of January 2, 2013, or sooner if the fair market value of the Company's common stock doubles from the grant price, at any time prior to January 2, 2013.
      (2) The Company granted options totaling 508,250 during fiscal 2003.
      (3) As suggested by the Commission's rules on executive compensation disclosure, the Company used the Black-Scholes model of option valuation to determine grant date present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The present value calculations are based on a ten-year option term with an expected life of seven years. Assumptions include: interest rate of 4.25%; annual dividend yield of 0%; and volatility of 62%.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values
--------------------------------------------------------------------------

         The following table provides information on option exercises in fiscal 2003 by the named executive officers and the value of such officers' unexercised options at January 31, 2004.

---------------------------------------------------------------------------------------------------------------
                                                         Number of                           Value of
                                                        Unexercised                        Unexercised
                                                          Options                          In-the Money
                     Shares          Value               at FY-end                      Options at FY-end
                   Acquired on     Realized      ----------------------------     -----------------------------
      Name        Exercise (#)        ($)        Exercisable    Unexercisable     Exercisable     Unexercisable
---------------------------------------------------------------------------------------------------------------
Dennis H.
Nelson                 300,900    $4,716,590        523,800         630,900       $5,825,876        $3,055,028

James E.
Shada                        0            $0        173,900         220,260       $1,220,827        $  952,095

Kari G.
Smith                    8,625      $134,411         60,360         138,300       $  626,750        $  683,970

Patricia K.
Whisler                 15,300      $247,163        191,910         153,900       $2,953,850        $  745,353

Brett P.
Milkie                   4,050       $61,219         44,260         153,900       $  233,183        $  745,353
---------------------------------------------------------------------------------------------------------------

Employment Agreements
---------------------

         The Company has no employment agreements under which any employee, including the executive officers, is entitled to employment for any specific period of time. Each fiscal year each executive officer signs an acknowledgment which contains the anticipated compensation arrangement for the employee for the current fiscal year, and acknowledges that the employee is an employee at will, and that the terms of the employment arrangement can be changed by the Company or terminated by either the Company or the officer at any time. Each executive officer listed in the summary compensation table above receives a salary plus a cash incentive, based on growth in key performance categories, and stock options, as provided for in the 2003 Executive Compensation Plan. For fiscal 2003 the acknowledgments provided base salary for each of these executive officers as follows: Dennis H. Nelson $740,000, James E. Shada $415,000, Kari G. Smith $240,000, Patricia K. Whisler $225,000, and Brett P. Milkie $240,000. For fiscal 2002 and 2001, the bonus amounts were paid according to the 2002 Executive Compensation Plan and the 1999 Management Incentive Plan, respectively. (See "Report of the Compensation Committee.")

Bonuses are payable before April 15 of the year following the year to which they related and are contingent upon the employee being employed by the Company on the last day of the fiscal year for which the bonus was earned. For purposes of computing bonuses for all executive officers identified in the summary compensation table "profits" mean pre-tax and pre-bonus income, excluding income on cash investments, and after deducting any bonus advances.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

         The total amount owed to the Company by the Hirschfeld Family Trust is $855,000 ($600,000 principal plus $255,000 of accrued interest). The loans are repayable with interest at the rate of 5 percent per annum and are represented by Promissory Notes dated July 27, 1994, July 14, 1995 and July 16, 1996, and are secured pursuant to and in accordance with the terms of a collateral assignment dated July 27, 1994, pursuant to which Jeffrey L. Orr, as Trustee, has assigned and conveyed to the Company, as security for the loan, all of the Trust's right, title and interest in a certain life insurance policy owned by the Trust and insuring the life of Daniel J. Hirschfeld. The 1996 loan completed the planned periodic premium payments due on that insurance policy, thus requiring no additional loans.


                          Total Return to Stockholders
                      (Assumes $100 investment on 1/29/99)

                               [GRAPHIC OMITTED]




Stock Price Performance Graph
-----------------------------

          The following Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.



The graph below compares the cumulative total return on common shares of the Company for the last five fiscal years with the cumulative total return on the Russell 2000 Stock Index and a peer group of Retail Trade Stocks.

-----------------------------------------------------------------------------------------------------------
Total Return Analysis
                             1/29/1999     1/31/2000     2/3/2001      2/2/2002      2/1/2003     2/1/2004
-----------------------------------------------------------------------------------------------------------
The Buckle, Inc.              $ 100.00      $  58.65     $  76.65      $  98.63      $  82.19     $ 128.56
-----------------------------------------------------------------------------------------------------------
Peer Group                    $ 100.00      $ 102.26     $ 101.82      $  81.31      $  74.94     $ 103.53
-----------------------------------------------------------------------------------------------------------
Russell 2000                  $ 100.00      $ 116.16     $ 117.39      $ 116.15      $  89.48     $ 139.63
-----------------------------------------------------------------------------------------------------------

Source: CTA Public Relations www.ctapr.com (303) 665-4200. Data from BRIDGE Information Systems, Inc.

Percentage of close as of January 31, 1998, Dividends reinvested for companies where applicable

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters, discretionary authority to so do being included in each proxy.

                        PROPOSALS FOR 2004 ANNUAL MEETING

         Although the date for the Annual Stockholders' meeting to be held in 2005 has not been set, the rules adopted by the Securities and Exchange Commission require that this statement disclose the date by which shareholders proposals must be received by the Company in order to be included in next year's Proxy Statement. According to those rules, a shareholder's proposal should be received by the Company at its office in Kearney, Nebraska on or before December 28, 2004.

By Order of the Board of Directors



Kyle L. Hanson
Secretary

Kearney, Nebraska
April 23, 2004

                                                                       EXHIBIT A

                                THE BUCKLE, INC.

                          2004 EXECUTIVE INCENTIVE PLAN

1.       PURPOSES

         The purposes of The Buckle, Inc. 2004 Executive Incentive Plan are to reward the Company's Executive Officers for increasing shareholder value by creating a bonus program that assures (on average) that increases in executive compensation will mirror increases in shareholder value.

2.       DEFINITIONS

         A. "Applicable Percentage Amounts" means 8.5% of the Increase in Same Store Sales; 5.00% of the Increase in Gross Profits; and 15.0% of the Increase in Pre-Bonus Net Income.

         B. "Base Year" means the immediately preceding fiscal year with regard to Same Store Sales and the rolling average for the immediately preceding three (3) fiscal years with regard to Gross Profit and Pre-Bonus Net Income.

         C. "Bonus Pool" means the amount calculated each Plan Year comprised of the total of the Applicable Percentage Amounts multiplied by the Pre-Bonus Net Income Factor.

         D. "Cash Award" means any cash incentive payment made under the Plan.

         E.       "Code" means the Internal Revenue Code of 1986, as amended.

         F. "Committee" means the Compensation Committee of The Buckle, Inc.'s Board of Directors, or such other committee designated by that Board of Directors. The Committee shall be comprised solely of directors who are outside directors under Section 162(m) of the Code.

         G.       "Company" means The Buckle, Inc.

         H. "Executive Officers" means the officers of the Company and designated as Executive Officers in the Company's annual report on Form 10-K as filed with the Securities and Exchange Commission.

         I. "GAAP" means generally accepted accounting principles consistently applied.

         J. "Gross Profit" means gross sales less the cost of sales (including buying, occupancy and distribution expenses) determined in accordance with GAAP.

         K. "Increase" means the amount by which the Company's Same Store Sales, Gross Profit and Pre-Bonus Net Income in the current Plan Year exceed the Base Year amounts for Same Store Sales, Gross Profit and Pre-Bonus Net Income, respectively.

         L. "Options" means non-qualified stock options granted pursuant to the Company's 1997 Executive Stock Option Plan.

         M. "Participant" means any individual to whom an Award is granted under the Plan.

         N. "Plan" means this Plan, which shall be known as The Buckle, Inc. 2004 Executive Incentive Plan.

         O.       "Plan Year" means a fiscal year of the Company.

         P. "Pre-Bonus Net Income" means the Company's net income from operations after the deduction of all expenses, excluding administrative and store manager percentage bonuses and excluding income taxes, but including draws against such bonuses. Net income from operations does not include earnings on cash investments.

         Q. "Pre-Bonus Net Income Factor" means the factor set forth below with respect to Increase in Pre-Bonus Net Income.

                  Increase in                                Pre-Bonus
                  Pre-Bonus                                  Net Income
                  Net Income                                 Factor
                  ----------                                 ------
                  <6%                                        1.00
                   6% to  7.999%                             0.95
                   8% to 11.999%                             0.90
                  12% to 14.999%                             0.85
                  15% to 19.999%                             0.80
                  20% to 24.999%                             0.75
                  25% to 29.999%                             0.70
                  >30%                                       0.64


         R. "Same Store Sales" means gross sales from stores open at least twelve (12) months, but excluding closed stores.

3.       ADMINISTRATION

         A. The Plan shall be administered by the Committee. The Committee shall have the authority to:

                  (i) interpret and determine all questions of policy and expediency pertaining to the Plan;

                  (ii) adopt such rules, regulations, agreements, and instruments as it deems necessary for its proper administration;

                  (iii) grant waivers of Plan or Award conditions (other than Awards intended to qualify under Section 162(m) of the Code);

                  (iv) accelerate the payment of Awards (but with respect to Awards intended to qualify under Section 162(m) of the Code, only as permitted under that Section);

                  (v) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award notice;

                  (vi) take any and all other actions it deems necessary or advisable for the proper administration of the Plan;

                  (vii) adopt such Plan procedures, regulations, sub-plans and the like as it deems are necessary to enable Executive Officers to receive Awards; and

                  (viii) amend the Plan at any time and from time to time, provided however than no amendment to the Plan shall be effective unless approved by the Company's stockholders, to the extent such stockholder approval is required under Section 162(m) of the Code with respect to Awards which are intended to qualify under that Section.

4.       ELIGIBILITY

         All Executive Officers are eligible to become a Participant in the Plan.

5. CASH AWARDS

         A. Each Participant in the Plan shall receive a Cash Award calculated to be equal to 100% of the Participant's share of the Bonus Pool. The President's share of the Bonus Pool shall be 42.0%, and the share of each other Participant in the Bonus Pool shall be determined by the President prior to the first day of each Plan Year.

         B. Executives may be eligible for a discretionary year-end cash incentive for extraordinary events, such as mergers or acquisitions, as may be determined by the Compensation Committee of the Board of Directors in its discretion.

         C. No payment of a Cash Award for the year may be made to an Executive until the Company's Same Store Sales, Gross Profit and Pre-Bonus Net Income for the year are certified by the Committee. A Participant shall not be entitled to receive payment of an Award unless such Participant is still in the employ of (and shall not have delivered notice of resignation to) the Company on the last day of the fiscal year for which the Cash Award is earned.

         D. The Company shall withhold all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or payment of any Cash Award.

6.       OPTIONS

         Options will be granted to Participants pursuant to the 1997 Executive Stock Option Plan as of the last day of the fiscal year preceding the Plan Year for which the Options are granted (adjusted for the 3-for-2 stock split effected June 8, 1998). Options granted under the Plan will vest according to the same terms as the 1997 Management Incentive Plan. Those terms include a performance feature whereby one-half of the Options granted will vest over three years if a 10% increase in Pre-Bonus Net Income is achieved, and the second one-half of the Options granted vest over three years if a 30% increase in Pre-Bonus Net Income is achieved. If the performance goals are not met the Options will ultimately vest after nine years and eleven months. This Plan will add an "accelerator" feature for the Options so that vesting may occur sooner than the three or ten years when and if the market price of the Company's stock doubles from the fair market value of the stock at the date of the grant. All Options will also include a "reload" feature under this Plan.

7.       GENERAL

         A. The Plan shall become effective as of February 1, 2004, subject to stockholder approval of the Plan at the 2004 annual meeting of the Company's stockholders. The Plan is a one-year Plan for fiscal 2004.

         B. Any rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. No Participant may create a lien on any funds or rights to which he or she may have an interest under the Plan, or which is held by the Company for the account of the Participant under the Plan.

         C. Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company. Further, the adoption of the Plan shall not be deemed to give any Executive Officer or other individual the right to be selected as a Participant or to be granted an Award.

         D. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater that the rights of an unsecured creditor of the Company.

         E. The Plan shall be governed by and construed in accordance with the laws of the State of Nebraska.

PROXY

                                THE BUCKLE, INC.
                 2407 West 24th Street, Kearney, Nebraska 68845
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Daniel J. Hirschfeld and Dennis H. Nelson, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent and to vote, as designated below, all the shares of common stock of The Buckle, Inc. held of record by the undersigned on March 26, 2004 at the annual meeting of the shareholders to be held on May 28, 2004, or any adjournment thereof.

         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

1.  ELECTION OF DIRECTORS    [ ] FOR ALL NOMINEES LISTED               [ ] WITHHOLD AUTHORITY
                                 (except as marked to the contrary)        to vote for all nominees listed.

       D. Hirschfeld, D. Nelson, K. Rhoads, J. Shada, R. Campbell, W. Orr,
                 R. Tysdal, B. Fairfield, B. Hoberman; D. Roehr

         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
--------------------------------------------------------------------------------

2. Proposal to ratify the selection of Deloitte & Touche LLP as independent auditor for the Company for the fiscal year ending January 29, 2005.

            [ ]  FOR              [ ]  AGAINST            [ ]  ABSTAIN

3.  Proposal to adopt the Company's 2004 Management Incentive Program.

            [ ]  FOR              [ ]  AGAINST            [ ]  ABSTAIN

4. Proposal to approve an Amendment to the Company's 1997 Executive Stock Option Plan.

            [ ]  FOR              [ ]  AGAINST            [ ]  ABSTAIN

5. Proposal to approve Performance Based Awards granted pursuant to the Company's 1998 Restricted Stock Plan.

            [ ]  FOR              [ ]  AGAINST            [ ]  ABSTAIN

6. Proposal to approve an Amendment to the Company's 1998 Employee Stock Option Plan.

            [ ]  FOR              [ ]  AGAINST            [ ]  ABSTAIN


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN THE PROXY STATEMENT AND FOR PROPOSALS 2, 3, 4, 5 AND 6.

                                        DATED:____________________________, 2004

                                        ________________________________________
                                                                       Signature

                                        ________________________________________
                                                       Signature if held jointly

                                        Please sign exactly as your name
                                        appears. When shares are held by Joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        PLEASE MARK, SIGN, DATE AND RETURN THE
                                        PROXY CARD PROMPTLY USING THE ENCLOSED
                                        ENVELOPE.